Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

ZIM Integrated Shipping Services Ltd.:

We consent to the incorporation by reference in the registration statement (No. 333-252619) on Form S-8 of our reports dated March 9, 2022, with respect to the consolidated financial statements of ZIM Integrated Shipping Services Ltd. and the effectiveness of internal control over financial reporting.

/s/ Somekh Chaikin

Member Firm of KPMG International

Haifa, Israel

March 9, 2022